Exhibit 23.3

Consent of an Independent Auditor

Esports Technologies, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 21, 2022, relating to the carve-out combined financial statements of Aspire Global plc – B2C Business appearing in Esports Technologies, Inc. Form 8-K/A filed January 21, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/Ziv Haft

Ziv Haft

Certified Public Accounts, Isr.

BDO Member Firm

February 25, 2022

Tel Aviv, Israel